EXHIBIT 24.2

                              ALLTEL CORPORATION

                    Resolutions of the Board of Directors
                              April 21, 1994

             Re: SEC Registration of Plan Interests of and Certain Common Stock Sold or Deemed to be Sold Under the CPI Acquisition, Inc. d/b/a Computer
                    Power, Inc. Retirement Savings Plan

     WHEREAS, CPI Acquisition, Inc. d/b/a Computer Power,
Inc. ("CPI"), a wholly-owned subsidiary of the Corporation, is amending its Retirement Savings Plan (the "401(k) Plan") to provide CPI employee participants with the option of (i) using some or all of the funds in their accounts in the 401(k) Plan to purchase common stock of the Corporation and (ii) making a rollover contribution to the 401(k) Plan of some or all of the common stock of the Corporation to be distributed from the CPI Acquisition, Inc. d/b/a Computer Power, Inc. Employee Stock Ownership Plan (the "ESOP"); and

     WHEREAS, the Board of Directors deems it necessary and appropriate to authorize compliance by the Corporation with applicable requirements of the Securities Act of 1933, as amended
(the "Act"), the Securities and Exchange Commission (the "SEC"), and applicable state securities authorities in connection with registering the interests of the 401(k) Plan and the common stock of the Corporation that is sold or deemed to be sold to the employee participants under the 401(k) Plan, including, without limitation, the common stock of the Corporation that is purchased by the trustee of the 401(k) Plan in the open market in accordance with instructions from the employee participants of the 401(k) Plan and the common stock of the Corporation that is distributed from the ESOP and rolled over into the 401(k) Plan (collectively, the "Securities").

     NOW, THEREFORE, BE IT RESOLVED, that the
Corporation prepare and file with the SEC, at the earliest practicable date, a Registration Statement on Form S-8, together with all necessary exhibits thereto, in accordance with the requirements of the Act and the rules and regulations of the SEC thereunder, for the registration of the Securities, and that the appropriate officers of the Corporation be, and each of them hereby


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is, authorized and directed, for and on behalf of the Corporation to prepare, execute, and file with the SEC the foregoing registration statement and any and all amendments and supplements thereto that those officers shall deem necessary or appropriate, and generally to execute and deliver any and all documents and to do any and all acts and things necessary or appropriate, to permit that registration statement to become effective and thereafter for the continuation of the effectiveness thereof.

     RESOLVED FURTHER, that each officer and director of the Corporation who may be required to execute the foregoing Registration Statement or any amendments thereto, be, and each of them hereby is, authorized and directed to execute a power-of-attorney authorizing Joe T. Ford, Max E. Bobbitt, and Francis X. Frantz, or any of them, as the Corporation's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place, and stead of the Corporation, the registration statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys, or any such substitutes, be, and they hereby are, authorized and approved.

     RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take any and all action necessary or appropriate to effect the registration or qualification (or exemption therefrom) of the Securities under any applicable Blue Sky or securities laws of any State of the United States or any district or territory of the United States and, in connection therewith, to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, consents to service of process, and other documents that may be required under such laws, and to take any and all further actions necessary or appropriate in order to maintain any such registration, qualification, or exemption for as long as may be necessary or required by law.

     RESOLVED FURTHER, that the officers of the Corporation, be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take all such further actions and to execute, deliver, and file all such further documents, as they deem necessary or appropriate fully to carry out the intent and purposes of these resolutions.

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